September 20, 2004

Via Edgar
---------

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

         Rule 424(b)(3) Filing in respect of Form F-6 Registration Statement No. 333-114204 for American Depositary Warrants representing one (1) Warrant for the purchase of Ordinary shares, nominal value (euro)8.50 per share, (the "Deposited Warrants"), of Air France-KLM (formerly, "societe Air France"), a company organized and existing under the laws of The Republic of France (the "Company").

Ladies and Gentlemen:

         On behalf of Citibank, N.A., as Depositary (the "Depositary") and acting on behalf of the legal entity created by the ADW Deposit Agreement, dated as of May 3, 2004, (the "Deposit Agreement"), by and among the Company, the Depositary and all Holders and Beneficial Owners of American Depositary Warrants ("ADWs") evidenced by American Depositary Warrant Receipts ("ADWRs"), each representing one (1) Deposited Warrant, I enclose for filing with the Securities and Exchange Commission (the "Commission"), pursuant to Rule 424(b)(3) promulgated by the Commission under the Securities Act of 1933, as amended (the "Act"), one (1) copy of a form of the ADWRs which are to be issued by the Depositary and which reflect the change in the name of the Company from societe Air France to Air France-KLM.

         As required by Rule 424(e) under the Act, the cover of the enclosed ADWR has been marked to indicate the paragraph of Rule 424 under which the filing is being made and the file number of the Form F-6 Registration Statement previously filed and declared effective in respect of the ADWRs.

         In anticipation of any subsequent filings with, and/or submissions to, the Commission that the Company and/or the Depositary may make, we respectfully request that the Commission modify its records to reflect the change in the name of the Company from societe Air France to Air France-KLM.

         In the event any member of the Staff of the Commission has any questions or comments concerning this filing, such person should contact the undersigned at (212) 816-6856.

                                                          Very truly yours,

                                                          /s/ Audrey E. Williams


                                                          Audrey E. Williams


Enclosures

cc: Paul M. Dudek, Esq. (Securities and Exchange Commission - Office of International Corporate Finance)
         Deborah A. Smith (Linklaters, Paris)
         Jonathan L. Paterson (Citibank, N.A. - ADR Department)
         Richard Etienne (Citibank, N.A. - ADR Department)

                                                   Filed Pursuant to Rule
                                                   424(b)(3).
                                                   Registration Statement on
                                                   Form F-6, as amended (Reg.
                                                   No. 333-114204)



                                   EXHIBIT A
                                   ---------

                                 [FORM OF ADWR]

        Number                                     CUSIP NUMBER: 009119116
               --------------                                    ---------

                                                   American Depositary Warrants
                                                   (each American Depositary
                                                   Warrant representing one (1)
                                                   Warrant)

                      AMERICAN DEPOSITARY WARRANT RECEIPT

                                      FOR

                          AMERICAN DEPOSITARY WARRANTS

                                  representing

                               DEPOSITED WARRANTS

                                       of


                                 AIR FRANCE-KLM


            (Incorporated under the laws of The Republic of France)


CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that _____________is the owner of ______________ American Depositary Warrants (hereinafter "ADWs"), representing deposited Warrants, including evidence of rights to receive such Warrants (the "Warrants"), of Air France-KLM, a corporation incorporated under the laws of The Republic of France (the "Company"). As of the date of the ADW Deposit Agreement (as hereinafter defined), each ADW represents one (1) Warrant deposited under the ADW Deposit Agreement with the Custodian, which at the date of execution of the ADW Deposit Agreement is Citibank International Plc - Paris branch (the "Custodian"). The ADW-to-Warrant ratio is subject to amendment as provided in Articles IV and VI of the ADW Deposit Agreement. The Depositary's Principal Office is located at 388 Greenwich Street, New York, New York 1003, U.S.A.

        (1) The ADW Deposit Agreement. This American Depositary Warrant Receipt is one of an issue of American Depositary Warrant Receipts ("ADWRs"), all issued and to be issued upon the terms and conditions set forth in the ADW Deposit Agreement, dated as of May 3, 2004 (as amended and supplemented from time to time, the "ADW Deposit Agreement"), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of ADWs evidenced by ADWRs issued thereunder. The ADW Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of ADWRs and the rights and duties of the Depositary in respect of the Warrants deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Warrants and held thereunder (such Warrants, securities, property and cash are herein called "Deposited Securities"). Copies of the ADW Deposit Agreement are on file at the Principal Office of the Depositary and with the Custodian. Each Holder and each Beneficial Owner, upon acceptance of any ADWs (or any interest therein) issued in accordance with the terms and conditions of the ADW Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the ADW Deposit Agreement and applicable ADWR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the ADW Deposit Agreement and the applicable ADWR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the ADW Deposit Agreement and the applicable ADWR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

        The statements made on the face and reverse of this ADWR are summaries of certain provisions of the ADW Deposit Agreement and the Articles of Association of the Company (as in effect on the date of the signing of the ADW Deposit Agreement) and are qualified by and subject to the detailed provisions of the ADW Deposit Agreement and the Articles of Association, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the ADW Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the ADWs into DTC. Each Beneficial Owner of ADWs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADWs.

        (2) Withdrawal of Deposited Securities. The Holder of this ADWR (and of the ADWs evidenced hereby) shall be entitled to Delivery (at the Custodian's designated office) of the Deposited Securities at the time represented by the ADWs evidenced hereby upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered to the Depositary at its Principal Office the ADWs evidenced hereby (and, if applicable, this ADWR evidencing such ADWs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, this ADWR has been properly endorsed in blank or is accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADWs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the ADW Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADWR, of the ADW Deposit Agreement, of the Company's Articles of Association, of any applicable laws and the rules of Euroclear France, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

        Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADWs Delivered to it (and, if applicable, the ADWRs evidencing the ADWs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADWs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) the Deposited Securities represented by the ADWs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the ADW Deposit Agreement, of this ADWR, of the Articles of Association of the Company, of any applicable laws and the rules of Euroclear France, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

        The Depositary shall not accept for surrender ADWs representing less than one Warrant. In the case of Delivery to it of ADWs representing a number other than a whole number of Warrants, the Depositary shall cause ownership of the appropriate whole number of Warrants to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADWs the number of ADWs representing any remaining fractional Warrant, or (ii) sell or cause to be sold the fractional Warrant represented by the ADWs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADWs. Notwithstanding anything else contained in this ADWR or the ADW Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash distributions, or (ii) any proceeds from the sale of any distributions of Warrants or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADWs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADWs represented by this ADWR, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADWs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

        (3) Transfer, Combination and Split-Up of ADWRs. The Registrar shall register the transfer of this ADWR (and of the ADWs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADWR and execute new ADWRs evidencing the same aggregate number of ADWs as those evidenced by this ADWR when canceled by the Depositary, (y) cause the Registrar to countersign such new ADWRs, and (z) Deliver such new ADWRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) this ADWR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) this surrendered ADWR has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) this surrendered ADWR has been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the ADW Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADWR, of the ADW Deposit Agreement, of the Company's Articles of Association and of applicable law and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

        The Registrar shall register the split-up or combination of this ADWR (and of the ADWs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADWR and execute new ADWRs for the number of ADWs requested, but in the aggregate not exceeding the number of ADWs evidenced by this ADWR (when canceled by the Depositary), (y) cause the Registrar to countersign such new ADWRs, and (z) Deliver such new ADWRs to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) this ADWR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination hereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and government charges (as are set forth in Section 5.9 of, and Exhibit C to, the ADW Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADWR, of the ADW Deposit Agreement, of the Company's Articles of Association and of applicable law and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

        (4) Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, the registration of issuance, transfer, split-up, combination or surrender, of any ADWR, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Warrants or presenter of ADWs or of an ADWR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Warrants being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 of the ADW Deposit Agreement and in this ADWR, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matters contemplated in Section 3.1 of the ADW Deposit Agreement, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADWRs or ADWs or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary or the Company may establish consistent with the provisions of this ADWR, the ADW Deposit Agreement, the Warrant Terms and Conditions and applicable law.

        The issuance of ADWs against deposits of Warrants generally or against deposits of particular Warrants may be suspended, or the deposit of particular Warrants may be refused, or the registration of transfer of ADWRs in particular instances may be refused, or the registration of transfer of ADWRs generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Warrant Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange upon which the Warrants or ADWs are listed, or under any provision of the ADW Deposit Agreement or this ADWR, or under any provision of, or governing, the Deposited Securities, or because of a meeting of warrantholders of the Company or for any other reason, subject in all cases to paragraph (24) hereof. Notwithstanding any provision of the ADW Deposit Agreement or this ADWR to the contrary, Holders are entitled to surrender outstanding ADWs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Warrants in connection with voting at a warrantholders' meeting or the payment of distributions, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADWRs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

        (5) Compliance With Information Requests. Notwithstanding any other provision of the ADW Deposit Agreement or this ADWR, each Holder and Beneficial Owner of the ADWs represented hereby agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of The New York Stock Exchange, Inc., and of any other stock exchange on which the Warrants or ADWs are, or will be, registered, traded or listed or the Articles of Association of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADWs (and Warrants, as the case may be) and regarding the identity of any other person(s) interested in such ADWs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.

        (6) Exercise of ADWs. Subject to the terms hereof and, if applicable, the relevant ADWRs, Holders of ADWs may exercise the Warrants represented thereby in multiples of three (3) to purchase Shares upon the terms of the Warrants set forth in the Warrant Terms and Conditions at any time during a Business Day prior to the ADW Expiration Date. In the event that a Holder of ADWs wishes to exercise the Warrants represented by such Holder's ADWs and such

Warrants may be exercised at such time, the Holder shall be required to take the following actions: present such Holder's ADWs to the Depositary with (i) instructions to cancel such ADWs and to instruct the Custodian to present the Warrants represented by the ADWs so canceled for exercise to the Warrant Agent,
(ii) payment of any and all fees and expenses applicable to the cancellation and exercise of ADWs, and (iii) a copy of the duly completed and signed ADW Exercise Form being delivered by the Holder to the Custodian; and deliver to the Custodian (i) a duly completed and signed ADW Exercise Form at the address set forth thereon, and (ii) the Warrant Exercise Price for each Share to be purchased upon the exercise of the Warrant(s) instructed to be so exercised by the Holder and delivered to the Warrant Agent upon instructions of the Holder. The Warrant Exercise Price shall be accepted by the Custodian only in Euros. The Depositary shall, upon receipt of ADWs as contemplated in (i) above and of payment of all fees payable in connection with the cancellation and exercise of ADWs, (x) cancel the ADWs so presented and (y) instruct the Custodian to deliver as soon as practicable to the Warrant Agent (i) the Warrants represented by the ADWs so canceled for exercise, (ii) the completed and signed ADW Exercise Form received directly from the Holder of the ADWs so canceled, and (iii) the Warrant Exercise Price received directly from the Holder of the ADWs so canceled. The Holder of ADWs shall have the opportunity to elect to receive, upon the exercise of Warrants on its behalf, Shares (in which case the Holder shall need to specify in the ADW Exercise Form, inter alia, the account information for the delivery of such Shares in France) or, subject to the terms hereof and of the ADS Deposit Agreement, ADSs representing the Shares deposited upon the exercise of the Warrants (in which case the Holder shall need to specify in the ADW Exercise Form, inter alia, delivery instructions for the ADSs), in each case subject to payment of the fees and charges of the Depositary. The Holder of an ADW shall be considered the holder of Shares of the Company only upon receipt by the Warrant Agent from the Custodian acting on behalf of the Holder of (i) the requisite Warrants, (ii) duly completed instructions for the exercise of such Warrants, and (iii) the Warrant Exercise Price for each Share to be purchased upon the exercise of such Warrants. There can be no assurance that the Shares or the ADSs deliverable upon exercise of ADWs or Warrants will be transferred to the person exercising the ADWs or Warrants within three (3) Business Days from the date of exercise of the ADWs or Warrants. The Shares issued upon exercise of Warrants will entitle the holder to all distributions made or paid in respect of the fiscal year in which the Warrants are exercised and in respect of all subsequent periods. Such Shares will not entitle the holder to distributions made or paid with respect to the year preceding the year during which such Shares were issued ("prior year distributions"). In the event such Shares are deposited in the depositary receipts facility created by the ADS Deposit Agreement before the distribution of "prior year distributions," the ADSs representing such Shares will be Partial Entitlement ADSs (as such term is defined in the ADS Deposit Agreement) until such time as the Company informs the Depositary that such Shares have been "fully assimilated" (at which point the Restricted Entitlement ADSs so issued will be exchanged for Full Entitlement ADSs (as defined in the ADS Deposit Agreement)). If the number of ADWs exercised is less than the total number of ADWs evidenced by the ADWR presented to the Depositary for cancellation, the Depositary shall issue a new ADWR representing the balance of the ADWs not exercised. No fractional Shares will be issued upon

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the exercise of Warrants. If the Company at any time suspends the right to exercise Warrants, it shall give timely notice thereof to the Depositary setting forth the term and the reason of such suspension. Upon receipt of such notice of suspension, the Depositary shall give notice thereof to the Holders of ADWs and shall refuse to accept any instruction to cancel ADWs for the purpose of any exercise of Warrants during the period of suspension. Copies of the ADW Exercise Form may be obtained at the Principal Office of the Depositary upon the request of a Holder or Beneficial Owner, subject to payment to the Depositary of any mailing or facsimile transmission expenses incurred by the Depositary.

        (7) Disclosure of Interest. Notwithstanding any other provision of the ADW Deposit Agreement or this ADWR, each Holder and Beneficial Owner agrees, and the Depositary agrees, to comply with the Company's Articles of Association, as they may be amended from time to time, and the laws of The Republic of France with respect to the disclosure requirements regarding ownership of Shares. In the case such disclosure of Shares is required of a Holder or Beneficial Owner, such Holder or Beneficial Owner must at the same time also disclose its ownership of any Warrants, as well as of this ADWR. As of the date of the Agreement, such disclosure requirements regarding ownership of Shares are as follows:

        Pursuant to French law and the Company's Articles of Association, any person or entity that becomes the owner, directly or indirectly, alone or in concert with other persons, of more than one-twentieth, one-tenth, one-fifth, one-third, one-half or two-thirds of the share capital or voting rights (or securities or voting rights representing Shares (which includes ADSs)), as discussed below in this paragraph, must so notify the Company by registered letter within five (5) trading days, and the Autorite des Marches Financiers within five (5) trading days, of the date such threshold has been crossed, of the number of Shares it holds or is entitled to hold and the voting rights attached thereto. A holder of Shares is also required to notify the Company and the Autorite des Marches Financiers if the percentage of share capital or voting rights owned by such holder falls below the levels described in the previous sentence. In addition, any person acquiring more than 10% or 20% of the outstanding share capital or voting rights of the Company must file a report within 10 trading days with the Company and the Autorite des Marches Financiers, which makes such report available to the public by means of a notice. This report must state whether the acquiror is acting alone or in concert with others and indicate its intention for the following 12-month period, including whether or not it intends to continue its purchases, to acquire the control of the Company or to seek nomination (for itself or for others) to the Company's board of directors. The acquiror must also publish a press release stating its intentions in a prescribed manner. The acquiror may modify its initial intentions in a new statement, provided that this is done on the basis of significant changes in its own situation or those of its shareholders. Upon any change in intention, it must file a new report. Under the regulations of the Autorite des Marches Financiers and subject to limited exemptions, any person, or persons acting in concert, who comes to own more than 33.3% of the share capital or voting rights of the Company must initiate a public tender offer for the remainder of the share capital of the Company. In order to permit holders of share capital or voting rights to give the notice required by law, the Company

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is obligated to file with the Bulletin des Annonces Legales Obligatoires
("BALO") and with the Autorite des Marches Financiers, within five (5) calendar days of the Company's annual ordinary general meeting, information with respect to the total number of votes available as of the date of such meeting. In addition, if the number of available votes changes by 5% or more, the Company is required to publish in the BALO, and to file with the Autorite des Marches Financiers within fifteen (15) calendar days of such change, a notification of the number of votes then available.

        In the event that a Holder or Beneficial Owner fails to comply with the requirements set forth in the preceding paragraph, such Holder or Beneficial Owner shall not be permitted, in accordance with, and subject to limitations provided under French law, to exercise voting rights with respect to any Shares or securities representing Shares or the right to receive Shares exceeding the above-referenced thresholds as to which any required disclosure (as set forth in the preceding paragraph) has not been made until the end of a two-year (2) period following the date on which such Holder or Beneficial Owner has complied with such disclosure requirement. In addition, a French court may, under certain circumstances, eliminate all or part of the voting rights of such Holder or Beneficial Owner for a period not to exceed five (5) years, and such Holder or Beneficial Owner may be subject to criminal penalties.

        In addition, the Company's Articles of Association, as in effect as of the date hereof, provides that any shareholder who directly or indirectly, acting alone or in concert with others, acquires ownership or control of Shares representing 0.5% or any multiple thereof of the Company's share capital and/or voting rights, or whose shareholding falls below any such limit, must inform the Company, within five (5) days of the crossing of the relevant threshold up to and including the time when such Holder's or Beneficial Owner's ownership equals 50% of the Company's share capital and/or voting rights, of the number of Shares then owned by such shareholder. Failure to comply with these notification requirements may result in the Shares in excess of the relevant threshold being deprived of voting rights for all shareholder meetings until the end of a two-year (2) period following the date on which the owner thereof has complied with such notification requirements. Notification shall be made by registered letter with acknowledgment of receipt, stating whether or not the Shares are held on behalf of, under the control of, or in concert with, other legal or natural persons and indicating the date of acquisition or disposition of the Shares triggering such notification and the amount of Shares and voting rights then held by such person.

        In the event that a Holder or Beneficial Owner fails to comply with the requirements of the Company's Articles of Association set forth in the preceding paragraph, such Holder or Beneficial Owner, upon request of a holder or holders of 0.5% or more of the share capital of the Company, shall not be permitted, in accordance with, and subject to the limitations provided under French law, to exercise voting rights with respect to any Shares or as to which any required disclosure (as set forth in the preceding paragraph) has not been made. Such disqualification shall only apply to Shares in excess of the applicable threshold.

        Any person or entity that becomes the Holder or Beneficial Owner, directly or indirectly, or in concert with other shareholders of Shares or shares assimilated to Shares (which include ADSs), as discussed above in this paragraph, representing 2% or more of the share capital of the Company must provide the Company, within five (5) calendar days of reaching such ownership level, with a written notice requesting that all such Shares, as well as any Shares subsequently acquired in excess of that amount, be in registered form. Additionally, pursuant to Article 9 of the Articles of Association, Air France's board of directors may, under certain circumstances, lower such ownership level to 10,000 Shares or shares assimilated to Shares (which include ADSs) or to extend these notification requirements to all shareholders. In order to facilitate compliance with these notification requirements, a Holder of ADSs may deliver to the Depositary its request that a number of Shares represented by Holder's or Beneficial Owner's ADSs be denominated in registered form. Upon receiving such request, as soon as practicable thereafter, the Depositary shall request the Custodian to denominate such Shares in registered form and to thereafter promptly notify the Depositary and the Company that such change has been effectuated at such Holder's or Beneficial Owner's request.

        In addition, a non-resident of France, a non-French company or any group of non-French residents or non-French companies acting in concert or any foreign controlled resident must file a declaration administrative, or administrative notice, with French authorities if its actions would result in (i) its acquisition of more than 33.33% of the share capital or voting rights of the Company, or (ii) an increase in ownership above 33.33% of the share capital or of the voting rights of the Company, unless such non-French resident, group of non-French residents or non-French company or group of non-French companies already controls more than half of the share capital of the Company or voting rights prior to such acquisition or increase. Under such existing administrative rulings, ownership of a French company in which 33.33% or more of the share gives rise to an obligation to file a declaration administrative with the French authorities.

        Notwithstanding anything contained herein to the contrary, the above provisions relating to Shares or voting rights held by a person or an entity also apply to (i) Shares or voting rights held by another person or entity on behalf of such person or entity, (ii) Shares or voting rights held by any company which is directly or indirectly controlled by such person or entity,
(iii) Shares or voting rights held by a third party acting in concert with such person or entity, (iv) Shares or voting rights that such person or entity, or any person or entity referred to in (i), (ii) or (iii) above, is entitled to acquire at its sole option by virtue of an agreement, or (v) the right to acquire Shares or ADSs pursuant to the exercise of Warrants or ADWs, respectively, as if such right had been previously exercised in full.

        In order to facilitate compliance with the notification requirements, a Holder or Beneficial Owner may deliver any notification to the ADS Depositary with respect to Shares represented by ADSs evidenced by ADRs (and to the Depositary with respect to the Shares and ADSs which may be acquired upon exercise of Warrants or ADWs), and the Depositary shall, as soon as practicable, forward such notification to the Company

        (8) Liability of Holder for Taxes and Other Charges. Any French or other tax or other governmental charge payable by the Custodian or by the Depositary with respect to any ADWR, any Deposited Securities or ADWs shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner hereof remaining liable for any deficiency. The Custodian may refuse the deposit of Warrants and the Depositary may refuse to issue ADWs, deliver ADWRs, exercise ADWs, register the transfer of ADWs, register the split-up or combination of ADWRs and (subject to paragraph (25) hereof) the withdrawal of Deposited Securities until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

        (9) Representations and Warranties of Depositors. Each person depositing Warrants under the ADW Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Warrants and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Warrants have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Warrants presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Warrants presented for deposit are not, and the ADWs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.13 of the ADW Deposit Agreement), and (vi) the Warrants presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Warrants, the issuance and cancellation of ADWs in respect thereof and the transfer of such ADWs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Warrants, to take any and all actions necessary to correct the consequences thereof.

        (10) Filing Proofs, Certificates and Other Information. Any person presenting Warrants for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADWs and Deposited Securities, compliance with applicable laws, the terms of the ADW Deposit Agreement or this ADWR and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Warrants in registered form presented for deposit, such information relating to the registration of Warrants on the books of the Company or of the Warrant Registrar) as the Depositary or the Custodian may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the ADW Deposit Agreement and this ADWR. The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any ADWR or the distribution or sale of any distribution of rights or of the proceeds thereof or, to the extent not limited by paragraph (25) hereof, the delivery of any Deposited Securities until such proof or other information is filed or such certifications are executed, or such representations are made or such other information and documentation are provided, in each case to the Depositary's, the Registrar's and the Company's satisfaction.

        (11) Charges of Depositary. The Depositary shall charge the following fees:

             (i) Issuance Fee: to any person depositing Warrants or to whom
                 ------------
             ADWs are issued upon the deposit of Warrants, a fee not in excess of U.S. $5.00 per 100 ADWs (or fraction thereof) so issued under the terms of the ADW Deposit Agreement;

             (ii) Cancellation Fee: to any person surrendering ADWs for
                  ----------------
             cancellation and withdrawal of Deposited Securities, a fee not in excess of U.S. $5.00 per 100 ADWs (or fraction thereof) so surrendered (except as provided for in (iv) and (v) below);

             (iii) Cash Distribution Fee: to any Holder of ADWs, a fee not in
                   ---------------------
             excess of U.S. $2.00 per 100 ADWs (or fraction thereof) held for the distribution of cash proceeds (i.e., upon the sale of rights and other entitlements);

             (iv) Exercise of ADWs into Shares: to any person surrendering ADWs
                  ----------------------------
             in connection with the exercise of ADWs into Shares, a fee not in excess of U.S. $5.00 per 100 ADWs (or fraction thereof) so surrendered for exercise; and

             (v) Exercise of ADWs into ADSs: to any person surrendering ADWs in
                 --------------------------
             connection with the exercise of ADWs into ADSs, a fee not in excess of U.S. $2.00 per 100 ADWs (or fraction thereof) so surrendered for exercise.

        In addition, Holders, Beneficial Owners, persons depositing Warrants and persons surrendering ADWs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

             (i) taxes (including applicable interest and penalties) and other governmental charges;

             (ii) such registration fees as may from time to time be in effect for the registration of Warrants or other Deposited Securities on the Warrant register and applicable to transfers of Warrants or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

             (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the ADW Deposit Agreement to be at the expense of the person depositing or withdrawing Warrants or Holders and Beneficial Owners of ADWs;

             (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

             (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Warrants, Deposited Securities, ADWs and ADWRs; and

             (vi) the fees and expenses incurred by the Depositary, the Custodian or any nominee in connection with the delivery or servicing of Deposited Securities.

        Any other charges and expenses of the Depositary under the ADW Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company. All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (23) of this ADWR. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request. The charges and expenses of the Custodian are for the sole account of the Depositary.

        (12) Title to ADWRs. It is a condition of this ADWR, and every successive Holder of this ADWR by accepting or holding the same consents and agrees, that title to this ADWR (and to each ADW evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that the ADWR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this ADWR (that is, the person in whose name this ADWR is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the ADW Deposit Agreement or this ADWR to any holder of this ADWR or any Beneficial Owner unless such holder is the Holder of this ADWR registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner's representative is the Holder registered on the books of the Depositary.

        (13) Validity of ADWR. The Holder(s) of this ADWR (and the ADWs represented hereby) shall not be entitled to any benefits under the ADW Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this ADWR has been (i) dated, (ii) signed by the manual or facsimile signature of a duly-authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly-authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADWRs. ADWRs bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADWR by the Depositary.

        (14) Available Information; Reports; Inspection of Transfer Books. The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly files certain information with the Commission. These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and may be retrieved from the Commission's website (www.sec.gov). The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.

        The Registrar shall keep books for the registration of issuances and transfers of ADWRs which at all reasonable times shall be open for inspection by the Company and by the Holders of such ADWRs, provided that such inspection shall not be, to the Registrar's knowledge, for the purpose of communicating with Holders of such ADWRs in the interest of a business or object other than the business of the Company or other than a matter related to the ADW Deposit Agreement or the ADWRs.

        The Registrar may close the transfer books with respect to the ADWRs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to paragraph
(25) hereof.

        UNDER FRENCH LAW AND THE COMPANY'S ARTICLES OF ASSOCIATION, THE HOLDER OF THIS ADWR MAY HAVE CERTAIN DISCLOSURE OBLIGATIONS, AS SET FORTH IN PARAGRAPH
(7) HEREOF. FAILURE TO COMPLY WITH SUCH OBLIGATIONS COULD AFFECT SUCH HOLDER'S VOTING RIGHTS.

Dated:

CITIBANK, N.A.                                  CITIBANK, N.A.
Transfer Agent and Registrar                    as Depositary

By:                                             By:
   Authorized Signatory                            Authorized Signatory


The address of the Principal Office of the Depositary is 388 Greenwich Street, New York, New York 10013, U.S.A.

                           [FORM OF REVERSE OF ADWR]

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

                          OF THE ADW DEPOSIT AGREEMENT

        (15) Distributions in Cash, Warrants, etc. Whenever the Depositary receives confirmation from the Custodian of receipt of any cash distribution on any Deposited Securities, or receives proceeds from the sale of any Deposited Securities or of any entitlements held in respect of Deposited Securities under the terms of the ADW Deposit Agreement, the Depositary will, subject to French laws and regulations, (i) if at the time of receipt thereof any amounts received in a Foreign Currency can in the judgment of the Depositary (upon the terms of the ADW Deposit Agreement), be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash distribution or proceeds into Dollars (upon the terms of the ADW Deposit Agreement), (ii) if applicable, establish the ADW Record Date upon the terms described in Section 4.10 of the ADW Deposit Agreement, and (iii) distribute promptly the amount thus received (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the Holders entitled thereto as of the ADW Record Date in proportion to the number of ADWs held as of the ADW Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADWs then outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADWs representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority.

        If any distribution upon any Deposited Securities consists of a free distribution of Warrants, the Company shall cause such Warrants to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or their respective nominees. Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall, subject to and in accordance with the ADW Deposit Agreement, establish the ADW Record Date upon the terms described in Section 4.10 of the ADW Deposit Agreement and either (i) the Depositary shall, subject to Section 5.9 of the ADW Deposit Agreement, distribute to the Holders as of the ADW Record Date in proportion to the number of ADWs held as of the ADW Record Date, additional ADWs, which represent in aggregate the number of Warrants received as such free distribution, subject to the other terms of the ADW Deposit Agreement (including without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional ADWs are not so distributed, each ADW issued and outstanding after the ADW Record Date shall, to the extent permissible by law, thenceforth also represent rights and interest in the additional integral number of Warrants distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and (b) taxes). In lieu of delivering fractional ADWs, the Depositary shall sell the number of Warrants or ADWs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms set forth in the ADW Deposit Agreement.

        In the event that the Depositary determines that any distribution in property (including Warrants) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company in the fulfillment of its obligations under Section 5.7 of the ADW Deposit Agreement, has furnished an opinion of U.S. counsel determining that Warrants must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Warrants and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) taxes and (b) fees and charges of, and the expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in
Section 4.1 of the ADW Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the ADW Deposit Agreement.

        Upon timely receipt of a notice indicating that the Company wishes an elective distribution to be made available to Holders of ADWs upon the terms described in the ADW Deposit Agreement, the Company and the Depositary shall determine whether such distribution is lawful and reasonably practicable. If so, the Depositary shall, subject to the terms and conditions of the ADW
Deposit Agreement, establish an ADW Record Date according to paragraph (17) and establish procedures to enable the Holder hereof to elect to receive the proposed distribution in cash or in additional ADWs. If a Holder elects to receive the distribution in cash, the distribution shall be made as in the case of a distribution in cash. If the Holder hereof elects to receive the distribution in additional ADWs, the distribution shall be made as in the case of a distribution in Warrants upon the terms described in the ADW Deposit Agreement. If such elective distribution is not reasonably practicable or if the Depositary did not receive satisfactory documentation set forth in the ADW Deposit Agreement, the Depositary shall, to the extent permitted by law, distribute to Holders, on the basis of the same determination as is made in The Republic of France in respect of the Warrants for which no election is made, either (x) cash or (y) additional ADWs representing such additional Warrants, in each case, upon the terms described in the ADW Deposit Agreement. Nothing herein or in the ADW Deposit Agreement shall obligate the Depositary to make available to the Holder hereof a method to receive the elective distribution in Warrants (rather than ADWs). There can be no assurance that the Holder hereof will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Warrants.

        Upon timely receipt by the Depositary of a notice indicating that the Company wishes rights to subscribe for additional Warrants to be made available to Holders of ADWs, the Depositary upon consultation with the Company, shall determine, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to any Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received the documentation contemplated in the ADW Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. If such conditions are not satisfied, the Depositary shall sell the rights as described below. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADW Record Date (upon the terms described in the ADW Deposit Agreement) and establish procedures (x) to distribute rights to purchase additional ADWs (by means of warrants or otherwise), (y) to enable the Holders to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) to deliver ADWs upon the valid exercise of such rights. Nothing herein or in the ADW Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Warrants (rather than ADWs). If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive the documentation required by the ADW Deposit Agreement or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may deem practicable. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and
(b) taxes) upon the terms hereof and of the ADW Deposit Agreement. If the Depositary is unable to make any rights available to Holders or to arrange for the sale of the rights upon the terms described above, the Depositary shall allow such rights to lapse. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale or exercise, or
(iii) the content of any materials forwarded to the ADWR Holders on behalf of the Company in connection with the rights distribution.

        Notwithstanding anything herein or in the ADW Deposit Agreement to the contrary, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADWs representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Warrants and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Warrants and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

        There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Warrants or to exercise such rights. Nothing herein or in the ADW Deposit Agreement shall obligate the Company to file any registration statement in respect of any rights or Warrants or other securities to be acquired upon the exercise of such rights.

        Upon receipt of a notice indicating that the Company wishes property other than cash, Warrants or rights to purchase additional Warrants, to be made to Holders of ADWs, the Depositary shall determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received the documentation contemplated in the ADW Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is reasonably practicable. Upon satisfaction of such conditions, the Depositary shall distribute the property so received to the Holders of record, as of the ADW Record Date (established upon the terms described in Section 4.9 of the ADW Deposit Agreement), in proportion to the number of ADWs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and
(ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

        If the conditions above are not satisfied, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable
(a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADW Record Date upon the terms hereof and of the ADW Deposit Agreement. If the Depositary is unable to sell such property, the Depositary may dispose of such property for the account of the Holders in any way it deems reasonably practicable under the circumstances.

        (16) Redemption. Upon timely receipt of notice from the Company that it intends to exercise its right of redemption in respect of any of the Deposited Securities, and a satisfactory opinion of counsel, and upon determining that such proposed redemption is practicable, the Depositary shall (to the extent practicable) provide to each Holder a notice setting forth the Company's intention to exercise the redemption rights and any other particulars set forth in the Company's notice to the Depositary. Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary, and (b) taxes), retire ADWs and cancel ADWRs, if applicable, upon delivery of such ADWs by Holders thereof upon the terms of the ADW Deposit Agreement. If less than all outstanding Deposited Securities are redeemed, the ADWs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary. The redemption price per ADW shall be the dollar equivalent of the per Warrant amount received by the Depositary (adjusted to reflect the ADW(s)-to-Warrant(s) ratio) upon the redemption of the Deposited Securities represented by ADWs (subject to the terms of the ADW Deposit Agreement and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADW redeemed.

        (17) Fixing of ADW Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Warrants, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Warrants that are represented by each ADW, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Warrants or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date ("ADW Record Date") for the determination of the Holders of ADWRs who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Warrants represented by each ADW. Subject to applicable law and the terms and conditions of this ADWR and the ADW Deposit Agreement, only the Holders of ADWRs at the close of business in New York on such ADW Record Date shall be entitled to receive such distributions, to give such instructions, to receive such notice or solicitation, or otherwise take action.

        (18) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the ADW Record Date in respect of such meeting or solicitation of consent or proxy in accordance with Section 4.10 of the ADW Deposit Agreement. The Depositary shall, if requested by the Company in writing in a timely manner, at the Company's expense and provided no U.S. legal prohibitions exist, distribute to Holders as of the ADW Record Date: (a) an English summary of such notice of meeting or solicitation of consent or proxy in the format provided by the Company for such purposes, (b) a statement that the Holders at the close of business on the ADW Record Date will be entitled, subject to French law, the Articles of Association of the Company, the provisions of the ADW Deposit Agreement, the ADWR representing the ADWs and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in English in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Holder's ADWs, and (c) a brief statement as to the manner in which such instructions may be given. Upon the timely receipt of instructions (in the manner deemed acceptable to the Depositary) of a Holder of ADWs as of such record date, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Articles of Associations and the Warrant Terms and Conditions, to cause the Custodian to exercise voting or consent rights attached to Warrants represented by ADWs in accordance with such instructions.

        Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to any voting or consent rights that may derive from or arise from the Warrants and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote on or consent to any matter, or in any way make use of the Warrants or other Deposited Securities represented by ADWs except pursuant to and in accordance with voting or consent instructions timely received from Holders. No vote shall be exercised and no consent shall be given in respect of any Warrants or other Deposited Securities represented by ADWs in respect of which no specific voting or consent instructions are received by the Depositary from the Holder thereof.

        There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting or consent instructions to the Depositary or otherwise satisfy the conditions to voting their ADWs in a timely manner or that the Custodian will have the legal authority to give effect to any such instructions received from Holders.

        Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of the Deposited Securities represented by ADWs, except pursuant to and in accordance with the voting instructions timely received from Holders or as otherwise contemplated herein. Deposited Securities represented by ADWs for which no timely voting instructions are received by the Depositary from the Holder shall not be voted.

        Subject to applicable laws or rules of any securities exchange on which the Deposited Securities are listed or traded, at least three (3) Business Days prior to the date of a meeting, the Depositary shall, unless the Company has agreed to a later Receipt Date, deliver to the Company a tabulation of the voting instructions received from Holders of ADWs, if any, and the Depositary shall vote, or cause to be voted, the Deposited Securities represented by such Holders' ADWs in accordance with such instructions.

        Notwithstanding anything else contained in the ADW Deposit Agreement or any ADWR to the contrary, the Depositary and the Company may, by agreement between them, with notice to the Holders, modify, amend or adopt additional voting procedures from time to time as they determine may be necessary or appropriate (subject, in each case, to the terms of Sections 6.1 and 7.8 of the ADW Deposit Agreement).

        Notwithstanding anything else contained in the ADW Deposit Agreement or any ADWR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws.

        (19) Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under the ADW Deposit Agreement, and the ADWRs shall, subject to the provisions of the ADW Deposit Agreement and applicable law, evidence ADWs representing the right to receive such additional securities. The Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the ADW Deposit Agreement and receipt of an opinion of counsel to the Company satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional ADWRs as in the case of a stock distribution on the Warrants, or call for the surrender of outstanding ADWRs to be exchanged for new ADWRs, in either case, as well as in the event of newly deposited Warrants, with necessary modifications to the form of ADWR contained in Exhibit A to the ADW Deposit Agreement, specifically describing
             ---------
such new Deposited Securities or corporate change. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of ADWRs. Notwithstanding the foregoing, in the event that any security so received may not lawfully be treated as new Deposited Securities or may not be lawfully distributed to Holders, the Depositary may, with the Company's approval and shall, if the Company requests, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to the ADW Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to any Holders in general or any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

        (20) Exoneration. Neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the ADW Deposit Agreement or incur any liability (i) if the Depositary or the Company shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of the ADW Deposit Agreement and this ADWR, by reason of any provision of any present or future law or regulation of the United States, The Republic of France or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Articles of Association of the Company or any provision of or governing any Deposited Securities (including, without limitation, the Warrant Terms and Conditions), or by reason of any act of God or war or terrorism or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, acts of terrorism, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the ADW Deposit Agreement or in the Articles of Association of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Warrants for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the ADW Deposit Agreement, made available to Holders of ADWs or (v) for any consequential or punitive damages for any breach of the terms of the ADW Deposit Agreement. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. No disclaimer of liability under the Securities Act is intended by any provision of the ADW Deposit Agreement or this ADWR.

        (21) Standard of Care. The Company and the Depositary assume no obligation and shall not be subject to any liability under the ADW Deposit Agreement or this ADWR to any Holder(s) or Beneficial Owner(s), except that the Company and Depositary agree to perform their respective obligations specifically set forth in the ADW Deposit Agreement and this ADWR without negligence or bad faith. The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of this ADW Deposit Agreement. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADWs, Warrants or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the ADW Deposit Agreement or for the failure or timeliness of any notice from the Company.

        (22) Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the ADW Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company, or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the ADW Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the later of (i) the 90th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the ADW Deposit Agreement), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the ADW Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in the ADW Deposit Agreement). The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in the ADW Deposit Agreement),
(ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADWRs and such other information relating to ADWRs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

        (23) Amendment/Supplement. Subject to the terms and conditions of this paragraph (23), the ADW Deposit Agreement and applicable law, this ADWR and any provisions of the ADW Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than the charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADWRs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding ADWRs. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADWs to be registered on Form F-6 under the Securities Act or (b) the ADWs to be settled solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADWs, to consent and agree to such amendment or supplement and to be bound by the ADW Deposit Agreement and this ADWR as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such ADWR and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the ADW Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the ADW Deposit Agreement and this ADWR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the ADW Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, or rules or regulations.

        (24) Expiration/Termination. On the ADW Expiration Date, the ADWs and the ADW Deposit Agreement and the rights and obligations of the parties thereto shall automatically expire (except as otherwise specifically set forth herein) and the ADWs and the ADWRs issued upon the terms hereof shall automatically expire and become void. Warrants held by the Custodian between the ADW Expiration Date and the Warrant Expiration Date for which no ADW Exercise Instruction and Warrant Exercise Price have been delivered shall be held by the Custodian solely on behalf of the Holders and Beneficial Owners of ADWs outstanding immediately prior to the ADW Expiration Date and shall be so held solely for the purpose of allowing such Warrants to expire unexercised. Upon expiration of the ADW Deposit Agreement, the Depositary shall be discharged from all obligations under the ADW Deposit Agreement with respect to the ADWs, the ADWRs and the Deposited Securities, except to account for any net proceeds or other cash (after deducting or charging, as the case may be, in each case the applicable charges of the Depositary and the expenses for the account of Holders under the ADW Deposit Agreement and any applicable taxes, governmental charges or assessments). The Depositary shall, at any time at the written direction of the Company, terminate the ADW Deposit Agreement by providing notice of such termination to the Holders of all ADWs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If ninety
(90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the ADW Deposit Agreement, the Depositary may terminate the ADW Deposit Agreement by providing notice of such termination to the Holders of all ADWRs then outstanding at least thirty (30) days prior to the date fixed for such termination. On, and for six months after, the date of termination of the ADW Deposit Agreement, the Holder of an ADW will, upon surrender of such ADW at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of ADWs referred to in Section 2.7 of the ADW Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to Delivery, to him or upon his order, of the amount of Deposited Securities represented by such ADW. If any ADWs shall remain outstanding after the date of termination of the ADW Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of ADWs, and the Depositary shall suspend distributions to the Holders thereof, and shall not give any further notices or perform any further acts under the ADW Deposit Agreement, except that the Depositary shall continue for six months after the date of termination to collect distributions pertaining to Deposited Securities, shall sell rights as provided in the ADW Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.7 of the ADW Deposit Agreement, together with any distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADWs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a ADW, any expenses for the account of the Holder in accordance with the terms and conditions of the ADW Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination of the ADW Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders whose ADWs have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the ADW Deposit Agreement with respect to the ADWs, the Deposited Securities and the ADWRs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of an ADW, any expenses for the account of the Holder in accordance with the terms and conditions of the ADW Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the ADW Deposit Agreement, the Company shall be discharged from all obligations under the ADW Deposit Agreement except for its obligations to the Depositary under Sections 5.8, 5.9 and 7.6 of the ADW Deposit Agreement.

        (25) Compliance with U.S. Securities Laws. Notwithstanding any provisions in this ADWR or the ADW Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

        (26) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this paragraph (26), the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADWs. In its capacity as Depositary, the Depositary shall not lend Warrants or ADWs; provided, however, that the Depositary may (i) issue ADWs prior to the receipt of Warrants pursuant to Section 2.3 of the ADW Deposit Agreement and (ii) deliver Warrants prior to the receipt of ADWs for withdrawal of Deposited Securities pursuant to Section
2.7 of the ADW Deposit Agreement, including ADWs which were issued under (i) above but for which Warrants may not have been received (each such transaction a "Pre-Release Transaction"). The Depositary may receive ADWs in lieu of Warrants under (i) above and receive Warrants in lieu of ADWs under (ii) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom ADWs or Warrants are to be delivered
(w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Warrants or ADWs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Warrants or ADWs in its records and to hold such Warrants or ADWs in trust for the Depositary until such Warrants or ADWs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Warrants or ADWs and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and
(d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADWs and Warrants involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADWs outstanding (without giving effect to ADWs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of ADWs and Warrants involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

                   (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

        FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ________________, the within ADWR and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney-in-fact to transfer said ADWR on the books of the Depositary with full power of substitution in the premises.

Dated:                             Name:
                                         ---------------------------------------
                                                By:
                                                Title:

                                    NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                    If the endorsement be executed by an
                                    attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this ADWR.

---------------------
SIGNATURE GUARANTEED
                                    All endorsements or assignments of ADWRs must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

                                    EXHIBIT B
                                ADW EXERCISE FORM

Citibank, N.A.
ADW Depositary Receipts Department
111 Wall Street
New York, New York 10043
Fax: 212-825-2029
Attention: Broker Services Department (American Depositary Warrant Receipts)



                                   AIR FRANCE-KLM
                                   --------------


               ADW Exercise Period: commences on [DATE, 2005 and
               -------------------------------------------------
                            expires on [DATE], 2007
                            -----------------------
Dear Sirs:
                  Reference is made to the ADW Deposit Agreement, dated as of May 3, 2004 (the "ADW Deposit Agreement"), by and among Citibank, N.A., as ADW Depositary (the "ADW Depositary"), Air France (the "Company") and all Holders and Beneficial Owners of American Depositary Warrants ("ADWs"), each ADW representing the right to receive one (1) Warrant of the Company, for the purchase of Shares ("Shares") of the Company upon the terms thereof. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the ADW Deposit Agreement.

                  We have (i) delivered, or caused to be delivered, to the ADW Depositary the number of ADWs identified below and the corresponding aggregate fee amount in U.S. dollars in connection with the cancellation of such ADWs as provided for in Section (e) below, and to the Custodian, the appropriate Warrant Exercise Price in Euros, and (ii) instructed the ADW Depositary to cancel such ADWs and release the Warrants represented thereby to the Warrant Agent for the purpose hereof and we hereby instruct you, as ADW Depositary, to cause the Custodian to present the Warrants evidenced by the ADWs so cancelled and the Warrant Exercise Price so remitted for such Warrants on our behalf to the Warrant Agent for the exercise of such Warrants and, in connection with such exercise, to complete such documentation on our behalf as may be required by the Warrant Agent.

(a) Number of ADWs presented for cancellation and exercise (number provided must be a multiple of three (3)):
                                 -------------------

(b) Number of Warrants represented by the ADWs referenced in (a) above (one ADW is equal to one Warrant):
                             -------------------

(c)     Number of Shares to be issued upon exercise of Warrants identified in
(b) above (two (2) Shares to be issued for every three (3) Warrants exercised):
           -------------------

(d) Warrant Exercise Price per Share wired separately to the Custodian (40 Euros per two (2) Shares): Euros
                                --------------------------------------

Please Wire Funds in Euros to:

                  Citibank Paris Swift/BIC code : CITIFRPP
                  IRAN code: FR76 1168 9007 0000 1300 4098 564
                  Reference: Air France ADW
                  Exercise for: [name of Holder]
                  for credit to Account No. [_________]


(e) ADW exercise fee (in U.S. dollars) to be paid to the ADW Depositary by the person exercising ADWs, in the case of

        (i) ADWs surrendered in connection with the exercise of ADWs into ADSs, as provided for in Section (g)(A) below:
        (U.S. $ 0.02 per ADW surrendered upon exercise):
                                                        ------------------------

        (ii) ADWs surrendered in connection with the exercise of ADWs into Shares, as provided for in Section (g)(B) below: (U.S. $ 0.05 per ADW surrendered upon exercise):
                                    ------------------------

(f) Identifying specifics for the Warrant Exercise Price in Euros wired to the Custodian:

        o       date of wire:
                                                ------------------
        o       name of sending institution:
                                                ------------------
        o       wire number and reference:
                                                ------------------

(g) We instruct that the Shares issued by the Company be delivered by the Warrant Agent as follows:


        A.      American Depositary Shares ("ADSs") representing Shares:


                (i) If you wish to hold the ADSs through a brokerage or custodian account:


                Name of DTC Participant:
                                                ---------------------------
                DTC Participant Account Number:
                                                ---------------------------
                Name of Beneficial Owner:
                                                ---------------------------
                Transaction Reference:
                                                ---------------------------

                (ii) If you wish to receive an Uncertificated Share ADS:

                Name of person in whose name
                the ADR will be registered:
                                                ------------------------
                Address of Registered Owner:
                                                ------------------------

                                                ------------------------


                Tax identification number for
                Registered Owner:
                                                ------------------------


                (iii)    If you wish to receive a Certificated ADS:

                Name of person in whose name
                the ADR will be registered:
                                                ------------------------
                Address of Registered Owner:
                                                ------------------------

                                                ------------------------


                Tax identification number for Registered Owner:


        B.      Shares:

                (i)     If you wish Shares to be issued in bearer form:

                Name of accredited financial
                intermediary in France:
                                                ------------------------
                Account Number with accredited
                financial intermediary:
                                                ------------------------
                Name of Account Holder with
                accredited financial intermediary:
                                                  ------------------------
                Name of Beneficial Owner:
                                                ------------------------
                Transaction Reference:
                                                ------------------------

                       OR
                       --

                (ii) If you wish Shares to be issued in Registered Form:

                Name of Beneficial Owner:
                                                ------------------------
                Address of Beneficial Owner:
                                                ------------------------
                Date of Birth:
                                                ------------------------
                Place of Birth:
                                                ------------------------
                Marital Status:
                                                ------------------------
                Sex:
                                                ------------------------

Note: if Shares are to be held by joint tenants, the above information needs to be provided for each of the joint tenant


                                                By:
                                                   ------------------------

                                                Name:
                                                Telephone No.

 II.


                                    EXHIBIT C

                                  FEE SCHEDULE

                       DEPOSITARY FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the ADW Deposit
Agreement.
I.       Depositary Fees
         ---------------
                  The Company, the Holders, the Beneficial Owners and the persons depositing Warrants or surrendering ADWs for cancellation agree to pay the following fees of the Depositary:

--------------------------------------------------------------------------------
            Service                   Rate                  By Whom Paid
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 (1)  Issuance of ADWs upon     Up to U.S. $5.00 per      Person depositing
      deposit of Warrants.      100 ADWs (or fraction     Warrants or person
                                thereof) issued.          receiving ADWs.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 (2)  Delivery of Deposited     Up to U.S. $5.00 per      Person surrendering
      Securities against        100 ADWs (or fraction     ADWs for purpose of
      surrender of ADWs         thereof) surrendered.     withdrawal of
      (except as contemplated                             Deposited Securities
      in (3) and (4) below).                              or person to whom
                                                          Deposited Securities
                                                          are  delivered.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 (3)  Delivery of Deposited     Up to U.S. $5.00 per      Person surrendering
      Securities upon           100 ADWs (or fraction     ADWs for purpose of
      exercise of ADWs into     thereof) surrendered.     exercising ADWs into
      Shares.                                             Shares.

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--------------------------------------------------------------------------------
 (4)  Delivery of Deposited     Up to U.S. $2.00 per      Person surrendering
      Securities upon           100 ADWs (or fraction     ADWs for purpose of
      exercise of ADWs into     thereof) surrendered.     exercising ADWs into
      ADSs.                                               ADSs.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 (5)  Distribution of cash      Up to U.S. $2.00 per      Person to whom
      proceeds (i.e., upon      100 ADWs (or fraction     distribution is made.
      sale of rights and        thereof) held.
      other entitlements).
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II.   Charges
      -------

        Holders, Beneficial Owners, persons depositing Warrants for deposit and persons surrendering ADWs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

        (i) taxes (including applicable interest and penalties) and other governmental charges;

        (ii) such registration fees as may from time to time be in effect for the registration of Warrants or other Deposited Securities on the Warrant register and applicable to transfers of Warrants or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

        (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the ADW Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADWs;

        (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

        (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Warrants, Deposited Securities, ADWs and ADWRs; and

        (vi) the fees and expenses incurred by the Depositary, the Custodian or any nominee in connection with the servicing or delivery of Deposited Securities.

                                   EXHIBIT B
                               ADW EXERCISE FORM

Citibank, N.A.
ADW Depositary Receipts Department
111 Wall Street
New York, New York 10043
Fax: 212-825-2029
Attention: Broker Services Department (American Depositary Warrant Receipts)



                                 AIR FRANCE-KLM
                                 --------------


               ADW Exercise Period: commences on [DATE], 2005 and
               --------------------------------------------------
                            expires on [DATE], 2007
                            -----------------------

Dear Sirs:
                 Reference is made to the ADW Deposit Agreement, dated as of May 3, 2004 (the "ADW Deposit Agreement"), by and among Citibank, N.A., as ADW Depositary (the "ADW Depositary"), Air France (the "Company") and all Holders and Beneficial Owners of American Depositary Warrants ("ADWs"), each ADW representing the right to receive one (1) Warrant of the Company, for the purchase of Shares ("Shares") of the Company upon the terms thereof. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the ADW Deposit Agreement.

                  We have (i) delivered, or caused to be delivered, to the ADW Depositary the number of ADWs identified below and the corresponding aggregate fee amount in U.S. dollars in connection with the cancellation of such ADWs as provided for in Section (e) below, and to the Custodian, the appropriate Warrant Exercise Price in Euros, and (ii) instructed the ADW Depositary to cancel such ADWs and release the Warrants represented thereby to the Warrant Agent for the purpose hereof and we hereby instruct you, as ADW Depositary, to cause the Custodian to present the Warrants evidenced by the ADWs so cancelled and the Warrant Exercise Price so remitted for such Warrants on our behalf to the Warrant Agent for the exercise of such Warrants and, in connection with such exercise, to complete such documentation on our behalf as may be required by the Warrant Agent.

(a) Number of ADWs presented for cancellation and exercise (number provided must be a multiple of three (3)):
                                 --------------------

(b) Number of Warrants represented by the ADWs referenced in (a) above (one ADW is equal to one Warrant):
                             --------------------

(c)     Number of Shares to be issued upon exercise of Warrants identified in
(b) above (two (2) Shares to be issued for every three (3) Warrants exercised):
            --------------------